EXHIBIT 1

Oi S.A.

Corporate Taxpayers’ Registry (CNPJ/MF) No. 76.535.764/0001-43

Board of Trade (NIRE) No. 33.30029520-8

Publicly-Held Company

MINUTES OF THE ANNUAL GENERAL SHAREHOLDERS’ MEETING

Minutes of the Annual General Shareholders’ Meeting of Oi S.A., held on April 28, 2016, drawn up in summary form, as provided for in Article 20, Paragraph 1 of the Bylaws:

1. Date, time and place: On April 28, 2016, at 11:00 a.m., at the Oi S.A. (“Company”) headquarters, located at Rua do Lavradio, 71, Central district, in the City and State of Rio de Janeiro.

2. Agenda: (i) To review the accounts of the Directors, examine, discuss and vote on the Management Report and the Financial Statements for the fiscal year ended December 31, 2015, together with the Independent Auditor’s report and the Fiscal Council’s report; (ii) To examine, discuss and vote on the Management Proposal for the allocation of the results of the fiscal year ended December 31, 2015; (iii) To determine the global annual compensation budget for Management and the members of the Fiscal Council; (iv) To elect the members of the Board of Directors to supplement the mandate of positions elected pursuant to Article 150 of the Brazilian Law of Corporations No. 6,404/76; and (v) To elect the members of the Fiscal Council and their alternates.

3. Call Notice: Call Notice published in “Diário Oficial do Estado do Rio de Janeiro,” Part V in the editions dated March 29, 2016, page 171; March 30, 2016, page 108; and March 31, 2016, page 85; and in the newspaper “Valor Econômico” - National Edition, in the editions dated March 29, 30 and 31, 2016; March 29, 2016, page C28; March 30, 2016, page B5; and March 31, 2016, page C5, pursuant to Article 124 of Law No. 6,404/76, header and Paragraph 1.

3.1. The Management Report, the Balance Sheet and the other Financial Statements, as well as the Independent Auditors’ report and the Fiscal Council’s report, for the fiscal year ended December 31, 2015, were published in their entirety in the March 29, 2016 editions of the “Diário Oficial do Estado do Rio de Janeiro” and the “Valor Econômico” newspaper, and made available to the shareholders at the Company’s headquarters and on the Brazilian

Securities and Exchange Commission (Comissão de Valores Mobiliários – CVM) website, on March 24, 2016, together with the other documents and information related to the Agenda, pursuant to Article 133 of Law No. 6,404/76 and CVM Instruction No. 481/09.

4. Attendance: Present were shareholders representing 66.05% of the Company’s voting capital and 38.78% of the non-voting preferred shares, equal to a total of 59.76% of the Company’s capital stock, according to the records and signatures in the Book of Shareholders’ Attendance. Also in attendance were José Mauro Mettrau Carneiro da Cunha, Chairman of the Company’s Board of Directors, Flavio Nicolay Guimarães, Chief Financial Officer and Investor Relations Officer, and Maria Gabriela Campos da Silva Menezes, Chief Legal Officer and Company representative, Manuel Jeremias Leite Castro, member of the Company’s Fiscal Council and José L. Gurgel, representative of KPMG Auditores Associados, which were at the disposal of the Company’s shareholders to provide any clarification and information regarding the matters included in the Agenda.

5. Presiding Board: Following the verification of the legal quorum, and pursuant to the provisions of Article 16 of the Company’s Bylaws, the Meeting was commenced by Mr. José Mauro Mettrau Carneiro da Cunha, Chairman of the Board of Directors, with Rafael Padilha Calábria serving as Chairman of the Meeting, appointing Maria Gabriela Campos da Silva Menezes Côrtes as Secretary of the Meeting.

6. Resolutions: At the Chairman’s request, the shareholders in attendance approved by a vote of 237,613,112 votes in favor, 50 opposed votes, and no abstentions to approve the transcription of the minutes of the Annual General Shareholders’ Meeting drawn up in summary form, and to have it published without the attending shareholders’ signatures, pursuant to Article 130 of Law No. 6,404/76 and Article 20, Paragraph 1 of the Bylaws. By unanimous vote, the reading of the matters included in the Agenda of this Meeting as well as of the related documents were waived. The Chairman of the Meeting further informed the attending shareholders that the votes corresponding to the shares held by shareholders Bratel B.V. and Pharol SGPS S.A., jointly considered, which exceed the 15% voting capital limit, shall not be included for the purposes of this Meeting, pursuant to Article 72 of the Company’s Bylaws.

This page is an integral part of the Minutes of the Shareholders’ Meeting of Oi S.A., held on April 28, 2016, at 11:00 a.m.

6.1. With reference to item i of the Agenda, subsequent to discussions and the requested clarifications by the present directors, the shareholders, by a vote of 118,851,693 votes in favor, representing 70.23% of the valid votes; 50,371,892 opposed votes, and the express abstention of 68,389,577 shares with voting rights, resolve to approve the Management Report, the Balance Sheet and the other Financial Statements, accompanied by the Independent Auditor’s report and the Fiscal Council’s report for the fiscal year ended December 31, 2015.

6.2. With reference to item ii of the Agenda, in compliance with the Management’s proposal included in the 2015 Financial Statements, the shareholders, by a vote of 160,193,065 votes in favor, representing 99.98% of the valid votes; 38,440 opposed votes and the express abstention of 77,381,657 shares with voting rights, resolve to approve the allocation of the Fiscal Year Losses in the amount of R$ 4,934,907,673.45 (four billion, nine hundred thirty-four million, nine hundred seven thousand, six hundred seventy-three Brazilian reais and forty-five cents), to be recorded in the Accrued Losses account.

6.3. With reference to item iii of the Agenda, shareholders, by a vote of 149,592,598 votes in favor, representing 93.34% of the valid votes; 10,674,057 opposed votes, and the express abstention of 77,346,507 shares with voting rights, resolve to approve the Management Proposal to set the global annual compensation budget for Management and the Fiscal Council for the next fiscal year, as follows: (iii.1) an annual global budget for the Company’s Board of Directors, in the amount of up to R$9,156,996.00 (nine million, one hundred fifty-six thousand, nine hundred ninety-six Brazilian reais); (iii.2) annual global budget for the Company’s Executive Officers, in the amount of up to R$29,407,144.00 (twenty-nine million, four hundred seven thousand, one hundred forty-four Brazilian reais); and (iii.3) annual global allowance for the Fiscal Council, in the amount of up to R$1,024,392.00 (one million, twenty-four thousand, three hundred ninety-two Brazilian reais), pursuant to Paragraph 3 of Section 162 of Law No. 6,404/76.

6.4. With reference to item iv of the Agenda, the shareholders, by a vote of 119,417,790 votes in favor, representing 74.512% of the valid votes; 40,848,425 opposed votes, and the

This page is an integral part of the Minutes of the Shareholders’ Meeting of Oi S.A., held on April 28, 2016, at 11:00 a.m.

express abstention of 77,346,947 shares with voting rights, resolved to approve the election of the following members to the Board of Directors, to supplement the mandate, i.e., until the Shareholders’ Meeting to approve the financial statements for the fiscal year ended December 31, 2017, pursuant to the sole Paragraph of Section 31, of the Company’s Bylaws and Section 150 of Law No. 6,404/76: (1) João Manuel Pisco de Castro, Portuguese, married, business manager, bearer of Portuguese passport No. N473969, with address at Av. Almirante Cago Coutinho, 78, 1700,031 Lisbon, as effective member, Pedro Guimarães e Melo de Oliveira Guterres, Portuguese, married, economist, bearer of foreign identity card RNE V760804-Y, enrolled with the tax authority under No. CPF/MF 234.716.148-26, resident in the City and State of Rio de Janeiro, with office at Rua Borges de Medeiros, 633, cj. 301, CEP 22430-041, as the respective alternate; and (2) Maria do Rosário Amado Pinto Correia, Portuguese, divorced, economist, bearer of Portuguese passport No. N199690, with office at Rua Frederico George, 10A, 1600-468, Lisbon, Portugal, to the position of alternate member to Luís Maria Viana Palha da Silva. It was declared that none of the hereby elected members are under the any of the restrictions provided for in Section 147 of Law No. 6,404/76, which could prevent them from exercising the duties to which they have been elected and that they shall assume their respective positions by signing the relevant Term of Investiture. It was further entered upon the minutes the receipt of the resumes of the hereby elected members and related documents. The elected directors identify themselves as Independent Directors in accordance with the definition of Independent Director provided in the Listing Regulations for the Novo Mercado, as adopted in the Company’s Bylaws.

6.5 With reference to item v of the Agenda, the shareholders, by a vote of 159,762,325 votes in favor, representing 99.69% of the valid votes; 503,800 opposed votes, and the express abstention of 77,347,037 shares with voting rights, resolved to approve the election of the following members to the Fiscal Council, with mandate up to the Annual General Shareholders’ Meeting to be held in 2017: (1) as effective member, Allan Kardec de Melo Ferreira, Brazilian, widower, lawyer, bearer of identity card No. M-92.892, issued by the Secretary of Public Safety of the Minas Gerais State, or SSP/MG, enrolled with the tax authority under No. CPF/MF 054.541.586-15, with business address at Avenida Afonso Pena, 4121, sala 904, Serra, Belo Horizonte, Minas Gerais State, CEP 30130-009 and, as the

This page is an integral part of the Minutes of the Shareholders’ Meeting of Oi S.A., held on April 28, 2016, at 11:00 a.m.

respective alternate, Piero Carbone, Brazilian, married, accountant, bearer of identity card No. 3921778, issued by the Felix Pacheco Institute of the Rio de Janeiro State, or IFP/RJ, enrolled with the tax authority under No. CPF/MF 528.280.477-49, with address at Estrada do Pontal 6.500, bloco 1, apto. 301, Recreio dos Bandeirantes, city Rio de Janeiro, Rio de Janeiro State; (ii) as effective member José Cláudio Rego Aranha, Brazilian, married, engineer, bearer of identity card No. 2.158.078, issued by the IFP/RJ, enrolled with the tax authority under No. CPF/MF 261.866.247-49, resident at Avenida das Américas, 10333, bloco 2, apto. 801, Barra da Tijuca, city of Rio de Janeiro, Rio de Janeiro State, CEP 22793-082, with alternate Álvaro Bandeira, Brazilian, divorced, economist, bearer of identity card No. 0012211905, included in the driver’s license CNH, enrolled with the tax authority under No. CPF/MF 266.839.707-34, with business address at Praia de Botafogo, 501, sexto andar, torre Pão de Açúcar, city of Rio de Janeiro, Rio de Janeiro State, CEP: 22250-040; and (iii) as effective member Pedro Wagner Pereira Coelho, Brazilian, married, business manager, bearer of identity card No. 54.440.419-1, issued by the SSP/SP, enrolled with the tax authority under No. 258.318.957-34, with business address at Professor Alexandre Correia, 219, apt. 51, Vila Gertrudes, city of São Paulo, São Paulo State, CEP 05657-230, with alternate Wiliam da Cruz Leal, Brazilian, divorced, mechanical engineer, bearer of identity card No. 13.184.281-7, issued by the DIC/RJ, enrolled with the tax authority under No. 245.579.516-00, with address at Estrada Camorim, 205, Bloco 6 apt. 208, Jacarepaguá, city of Rio de Janeiro, Rio de Janeiro State. Continuing with the vote, and as provided for in item “a”, Paragraph 4, of Article 161 of Law 6,404/76, due to a request for a separate election as presented by the shareholders, Manuel Jeremias Leite Caldas, by a vote of 8,961,689 votes in favor, representing 54.78% of the attending shareholders holding preferred shares; 7,339,098 opposed votes, and the express abstention of 44,097,272 of the attending shareholders holding preferred shares, elected the following permanent member and respective alternate to the Fiscal Council: as effective member, Manuel Jeremias Leite Caldas, Brazilian, married, engineer, bearer of identity card No. 284.123, issued by the Ministry of the Air Force, enrolled with the tax authority under No. 535.866.207-30, with address at Av. Lucio Costa, 6700, apt. 1103, Barra da Tijuca and, as alternate, Marissa Rose Vegele Renaud, Brazilian, single, economist, bearer of identity card No. 24.290.298-9, issued by DETRAN-RJ, enrolled with the tax authority under No. 140.877.837-82, with address at Av. Nossa Senhora de Copacabana, 770, apt. 1108, Copacabana. The Chairman acknowledged the

This page is an integral part of the Minutes of the Shareholders’ Meeting of Oi S.A., held on April 28, 2016, at 11:00 a.m.

receipt of the resumes of the members hereby elected and other relevant documents. It was declared during the voting that none of the elected members are restricted from taking office due to impediments or legal restrictions.

7. Contrary Votes and Abstentions: The contrary votes and the abstentions were received and entered upon the minutes by the Presiding Board, and will remain archived at the Company.

8. Closing: With nothing further discussed, the Meeting was adjourned and these minutes were drawn up. After being read, the minutes were approved by the shareholders representing the required quorum for the approval of the resolutions taken herein. Signatures: Rafael Padilha Calábria – Chairman; Maria Gabriela Campos da Silva Menezes Côrtes – Secretary; Shareholders Present: THE BANK OF NEW YORK ADR DEPARTMENT (represented by Thais Helena Brigatto S. Maharaj); PHAROL, SGPS, S.A., BRATEL B.V. (represented by Fernanda Cirne Montorfano); JEREISSATI TELECOM S/A. (represented by Felipe Guimarães Rosa Bon); ARGUCIA INCOME FUNDO DE INVESTIMENTO EM AÇÕES, POLO NORTE MASTER FUNDO DE INVESTIMENTO MULTIMERCADO, POLO - FUNDO DE INVESTIMENTO EM AÇÕES, POLO AÇÕES - FUNDO DE INVESTIMENTO EM AÇÕES, VINSON FUNDO LLC (represented by Guilherme Panisset Barreto Bernardes); MARCELO LARANJEIRA FRAGA; AG TEL PARTICIPAÇÕES S.A., ANDRADE GUTIERREZ S.A. (represented by Fernando Copriva Janeiro); PUBLIC EMPLOYEES RETIREMENT SYSTEM OF OHIO THE MASTER TRUST BANK OF JAPAN, LTD. AS TRUSTEE FOR MTBJ400045835 (represented by Ricardo Jose Martins Gimenez); VANGUARD TOTAL INTERNATIONAL STOCK INDEX FUND, A SERIES OF VANGUARD STAR FUNDS,ACADIAN EMERGING MARKETS ALPHA PLUS FUND TRUST, ADVANCED SERIES TRUST - AST PARAMETRIC EMERGING MARKETS EQUITY PORTFOLIO, CALIFORNIA PUBLIC EMPLOYEES’ RETIREMENT SYSTEM, CASEY FAMILY PROGRAMS, CITY OF NEW YORK GROUP TRUST, COLLEGE RETIREMENT EQUITIES FUND, EATON VANCE COLLECTIVE INVESTMENT TRUST FOR EMPLOYEE BENEFIT PLANS - EMERGING MARKETS EQUITY FUND, EMERGING MARKETS SMALL CAPITALIZATION EQUITY INDEX NON-LENDABLE FUND B, EMERGING

This page is an integral part of the Minutes of the Shareholders’ Meeting of Oi S.A., held on April 28, 2016, at 11:00 a.m.

MARKETS SMALL CAPITALIZATION EQUITY INDEX NON-LENDABLE FUND, EMERGING MARKETS SMALL CAPITALIZATION EQUITY INDEX FUND, EMPLOYEES’ RETIREMENT SYSTEM OF THE STATE OF HAWAII, PUBLIC EMPLOYEES RETIREMENT SYSTEM OF NEW MEXICO, VANGUARD TOTAL WSI FD, A SOB INTERNATIONAL EQUITY INDEX FDS, FIDELITY SALEM STREET TRUST: SPARTAN EMERGING MARKETS INDEX FUND, RETAIL EMPLOYEES S PTY. LIMITED, GMI INVESTMENT TRUST, ISHARES III PUBLIC LIMITED COMPANY, ISHARES MSCI BRAZIL SMALL-CAP ETF, NORGES BANK, NORTHERN TRUST COLLECTIVE EAFE SMALL CAP INDEX FUND-NON LENDING (represented by Ricardo Jose Martins Gimenez); NTGI - QM COMMON EMERGING MARKETS SMALL CAP INDEX FUND – LENDING, ONTARIO TEACHERS’ PENSION PLAN BOARD, PIMCO EQUITY SERIES: PIMCO ERA FUNDAMENTAL EMERGING MARKETS FUND, PIMCO RAE FUNDAMENTAL EMERGING MARKETS FUND LLC, SCHWAB FUNDAMENTAL EMERGING MARKETS LARGE COMPANY INDEX ETF, SCHWAB FUNDAMENTAL EMERGING MARKETS LARGE COMPANY INDEX FUND, SPDR S&P EMERGING MARKETS SMALL CAP ETF, TEACHER RETIREMENT SYSTEM OF TEXAS, THE GMO EMERGING MARKETS FUND, THE MONETARY AUTHORITY OF SINGAPORE, STATE OF NEW JERSEY COMMON PENSION FUND, MELLON BANK N.A. EMPLOYEE BENEFIT COLLECTIVE INVESTMENT FUND PLAN, THE ROCKEFELLER FOUNDATION, THE TIFF KEYSTONE FUND L.P, TIFF MULTI-ASSET FUND, UNIVERSITY OF WASHINGTON, UTAH STATE RETIREMENT SYSTEMS, VANGUARD EMERGING MARKETS STOCK INDEX FUND, VANGUARD FTSE ALL-WORLD EX-US SMALL-CAP INDEX FUND, A SERIES OF VANGUARD INTERNATIONAL EQUITY INDEX FUND (represented by Ricardo Jose Martins Gimenez); NACIONAL ASSOCIAÇÃO CULTURAL E SOCIAL (represented by Jose Mikhail Ishac); ANDRE LUIZ MARTINS DE FIGUEIREDO; RENATO CHAVES; BRUNO ROSA RODRIGUES; HELOISA TEIXEIRA MAGALHAES; FUNDACAO ATLANTICO DE SEGURIDADE SOCIAL (represented by Guilherme Henrique Fonseca Ribeiro); MANUEL JEREMIAS LEITE CALDAS; DANIELLA GESZIKTER VENTURA; RAFAEL PADILHA CALABRIA; FELIPE GUIMARAES ROSA BON; CLARISSE MELLO MACHADO SCHLIECKMANN.

This page is an integral part of the Minutes of the Shareholders’ Meeting of Oi S.A., held on April 28, 2016, at 11:00 a.m.

I hereby certify that this is a copy of the original version taken from the appropriate book of records.

Rio de Janeiro, April 28, 2016.

Maria Gabriela Campos da Silva Menezes Côrtes

Secretary of the Meeting

This page is an integral part of the Minutes of the Shareholders’ Meeting of Oi S.A., held on April 28, 2016, at 11:00 a.m.

ANNEX I

MANIFESTATION PRESENTED BY THE SHAREHOLDER RENATO S. P. CHAVES IN RELATION TO ITEM “3” OF THE GENERAL SHAREHOLDERS’ MEETING

Given that the information made available by the Company in the Reference Form is incomplete, and the presence of a clear conflict of interests on the side of the officers who decided to follow the injunction of the IBEF-RJ, I hereby express my opposing vote against the proposed overall annual remuneration of the Company’s directors and members of the audit committee.

/s/ illegible

Renato Sobral Pires Chaves

CPF 764.238.837-34

This page is an integral part of the Minutes of the Shareholders’ Meeting of Oi S.A., held on April 28, 2016, at 11:00 a.m.

MANIFESTATION PRESENTED BY THE SHAREHOLDER RENATO S. P. CHAVES IN RELATION TO THE PROPOSED RECORDING OF THE MINUTES IN SUMMARY FORM

Considering that:

•	The recording of the minutes in summary form reduces the understanding of the document’s future readers, which includes those shareholders who are absent today; and

•	The recording of the minutes in their entirety does not cause any financial losses to the Company, since for publication purposes an excerpt may be used, with a summary of the transpired events, according to Article 130, Paragraph 3 of Law No. 6,404/76;

I hereby express by opposing vote against the proposed recording of the minutes in summary form.

/s/ illegible

Renato Sobral Pires Chaves

CPF 764.238.837-34

This page is an integral part of the Minutes of the Shareholders’ Meeting of Oi S.A., held on April 28, 2016, at 11:00 a.m.

Vote Presented to the Chairman of the General Shareholders’ Meeting (“AGO”) of OI S.A. (the “Company”), Held on April 28, 2016, at 11:00 a.m.

1. With regard to item 5 of the Agenda of the Shareholders’ General Meeting, the shareholders hereby represented by the undersigned, pursuant to Paragraph 4 of Article 161 of Law No. 6,404/1976, hereby appoint to both, the election of the holders of common shares and the election of holders of preferred shares, and vote on the group of Manuel Jeremias Leite Caldas, Brazilian, married, engineer, enrolled with the tax authority under CPF/MF No. 535.866.207-30, bearer of identity card No. 284.123, issued by the Ministry of the Air Force, resident at Av. Lúcio Costa, 6.700, apt. 1103, Barra da Tijuca, city of Rio de Janeiro, Rio de Janeiro State, as permanent member of the Fiscal Council and, as alternate member, Marissa Rose Vegele Renaud, Brazilian, single, economist, bearer of identity card No. 24.290.298-9, issued by the Department of Traffic of the Rio de Janeiro State, or DETRAN/RJ, and enrolled with the tax authority under CPF/MF No. 140.877.837-82, resident at Av. Nossa Senhora de Copacabana, 750. apt. 1108, Copacabana, city of Rio de Janeiro, Rio de Janeiro State. The shareholders represented by the undersigned hereby attach the curriculum including the professional experience of those above appointed to the Company’s Fiscal Council.

2. The above appointed candidate and respective alternate, if come to be elected to the position of Permanent Member and Alternate Member of the Fiscal Council of Oi S.A., hereby state to be able to sign the Term of Investiture referred to in Section 2 of the Brazilian Securities and Exchange Commission, or CVM, Instruction No. 367/02, and state that they: (i) have no legal impediment under any special law nor have been convicted of bankruptcy, malfeasance or bribery, concussion, embezzlement, antitrust crime, forgery, crime against property, or of criminal sentence preventing, even if temporarily, access to public positions, as provided for in Paragraph 1 of Article 147 of Law No. 6,404/76; (ii) have not been sentenced by the CVM to temporary suspension or incapacitation that make them ineligible to take up management positions at a publicly–held company, as set forth in Paragraph 2 of Article 147 of Law No. 6,404/76; (iii) to the best of their knowledge, comply with the unblemished reputation requirement set forth in Paragraph 3 of Article 147 of Law No. 6,404/76; and (iv) do not hold a position in any company that may be considered a Company competitor, and have not represented, and do not represent any conflicting interest with that of the Company, pursuant to items I and II of Paragraph 3 of Article 147 of Law No. 6,404/76. Finally, they state, under penalty of law, pursuant to Article 10 of ICVM 481/09 (as amended by ICVM 561/15) and according to items 12.9 and 12.10 of the Reference Form included in Annex 24 of ICVM 552/14, that they are not under any marital status stable relationship or have any family relationship up to 2nd degree with any management of Oi S.A., its subsidiaries and its controlling companies, and that they have not had any subordination, provision of services or control relationship, for the past three fiscal years, with any subsidiary, direct or indirect controlling company, supplier, client, debtor or creditor of Oi S.A.

Rio de Janeiro, April 28, 2016

/s/ illegible

GUILHERME PANISSET BARRETO BERNARDES

OAB/RJ No. 183.455

This page is an integral part of the Minutes of the Shareholders’ Meeting of Oi S.A., held on April 28, 2016, at 11:00 a.m.

MANUEL JEREMIAS LEITE CALDAS

Avenida Lucio Costa 6700/1103- Barra da Tijuca-Rio de Janeiro

Parent Names: Antonio de Aguiar Caldas Filho e Teresinha Aguiar Caldas

Data de Nascimento 08/ Janeiro / 1956-CPF 535866207-30

Tel. 21 2447-9387 / 3344-4539 / 99323-7091 CEP 22795-006

Electric Engineer-IM E-1975-1980;

PHD and Master in Economy EPGE 1986-1992.

manuel@altocapital.com.br ; mjlcaldas@gmail.com

EDUCATION
1986 - 1988	FUNDAÇÃO GETÚLIO VARGAS-EPGE
PHD and Master in Economy – Thesis presented on 01/23 /92
1991	Financing of the public productive sector - Energy sector 1900 up to 1990. Economic Aspect of the Public Companies in Brazil: Telecommunications, Electricity and Oil
Economic Essay EPGE 184 published.
1990	PHD Thesis-Analysis of Investments Involving Risk: Case Study - Pricing a Real Estate Launch.
Developing a sequential options model for pricing investments in real estate assets analyzing and testing for sale of off-plan property.
Awards: Losango – Best PHD Thesis in Economy. Version 1988/89 and
IPEA Sponsorship for PHD Thesis-1989/1991.
Advisor-Sergio Ribeiro da Costa Werlang
Panel: Advisor, Carlos Ivan Simonsen Leal, Luiz Guilherme Schymura de Oliveira,
Clovis de Faro.
1989	Master Thesis – Oil Sub-product Demand
Evolution of the Oil Market and Estimate of Oil Sub-product Demand:
Regional Demand of Gasoline, Gas, Aircraft Kerosene, Diesel and Fuel Oil, Evidência,
Experimen tal Evidence and Conclusions.
Advisor: Fernando Holanda Barbosa
Panel: Advisor, Clovis de Faro, Antonio Salazar Pesson Brandão
1988	Economic and financial viability analysis of the irrigation projects in Barreiras and
Formoso for financing by the World Bank.
1975 - 1980	Military Institute of Engineering (Instituto Militar de Engenharia – IME – Electric Engineering.
1977 - 1978	UERJ- Bachelor in Business Management.
1968 - 1974	CMRJ – Middle and High Schools – Student completed the High School.

Professor

2009	INVESTOTAL EDUCAÇÃO – Online Distance Learning - Anbid CGA Certification.
1995	Petrobrás Business Finance Specialization Program
1993	EPGE - FGV- Masters’ Program – Financial System
1991	IBMEC- Investment Management
1989	Universidade Santa Úrsula – Financial Mathematics

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Consulting and Training Services, Thesis Panel Judge, Article Reviewer, Lecturer.

2009	Consulting Services to Banco Itaú – Lecturer – Mortgage Market – US Case Study.
1990	Consulting Services - Open Market - Banco Investimento Fama.
1992	Training Services on Banking Game - Banco Nacional - Ney Gallardi - Best Performance (1st)
1989	Coesa- Consultoria Econômica e Serviços de Assessoria Ltda.- Economic Consulting
1989 - 1990	Banco Fama S.A. de In vestime ntos e de Credito ao Consu m idor- Bank Consulting
09/1990	Impact Course - Pré-Vest i bulares Ltda. – Economic Consulting
11/1990	Banco Bozano Simonsen S.A. - Economic Consulting.
1991 - 1992	Oral Presentation Course- Reinaldo Polito.
1995	Lecturer – Economic Consulting for Billiton Metais S.A.
1995 - 2012	Participation in various seminars at Banco Central- Metas de Inflação e outros.
1995 - 2012	Participation in various seminars at FGV -EPGE- Economic and other crises
1990 - 1996	Article Reviewer for Revista B rasi leira de Econ omia - FGV.
1995 - 2012	Thesis Panel Judge – Member of a Thesis Review Panel for Masters’ candidates.
07/2003	PUC – Production Engineering – Masters’ Thesis of Ricardo Magalhães Gomes.
06/2011	IBMEC – Economics - Masters’ Thesis of A ntônio Henriq ue M iragaya.

This page is an integral part of the Minutes of the Shareholders’ Meeting of Oi S.A., held on April 28, 2016, at 11:00 a.m.

PROFESSIONAL EXPERIENCE
2015 - 2016	Member of the invesitgative commission of Eletrobrás Ellen Gracie, Durva l Soledade, Manuel Jeremias Member of the Eneva Audit Committee – 09/2015 – 2016

2007 - 2015	Member of the Board of Directors of Eletropaulo 2012-2014
Alternate Member of the Board of Directors of Eletropaulo 2014-2016
Member of the Board of Directors of Forjas Taurus 2013-2015
Member of the Audit Committee of Oi/Telemar 2013-2014-2015-2016
Member of the Audit Committee of Coelba 2014-2015-2016
Member of the Audit Committee of Tegma Logística 2013-2014
Member of the Board of Directors of Contax Participações 2009-2012
Alternate Member of the Board of Directors of Contax Participações 2012 - 2015
Alternate Member of the Board of Directors of São Carlos Empreendimentos 2011 - 2013
Member of the Audit Committee of Eletrobrás 2012-2013-2014-2015-2016
Member of the Audit Committee of Cosern 2009-2011
Member of the Audit Committee of Eletropaulo 2010-2012
Member of the Audit Committee of CESP Titular 2013-2014-2015-2016/ Alternate 2012/2013

2007 - 2015	Membership in Boards of Directors and Audit Committees as independente member.
Complaints with the CVM – Irregularities in the management and administration of Companies.
Eletrobras-PAS-2013/6635.
Conviction of the controlling shareholder for violation of Article 115 of the Brazilian Corporations Law. Forjas Taurus – Related parties with a wholly controlled subsidiary.
Oi-Telemar – Capital Increase without share issuance with incorporation of reserves. Various requests at Eletropaulo, Eletrobrás and Cesp Analysis of Compensation MP579.
Participation in two Special Independent Committees. First at Contax Participações for the incorporation / purchase with the exchange of shares of Dedic, call center of the former Telesp Celular.

2014	Second in the assessment of the operation for the sale of the controlled company “Forjas Taurus”, involving related party transactions and mismanagement of the directors.
Use of game theory in investigative processes – the Prisoner’s Dilemma. Repeated Games, key words with information matching. Interface and use of Control Risk’s reports.

2015 - 2006	Consultant for Empresa Alto Capital Gestão de Recursos.
Funds Manager registered with the CVM; Chief Economist of Pebb/Alto Capital. Participant of the quarterly economist meetings with the Brazilian Central Bank, from 1999-2012. Understand and contribute to the creation of the economic landscape, including the analysis of economic activity, GDP, Commercial Balance, inflation, interest rate, exchange rate, and the global economy. Understand the main concerns and the outlook of the Brazilian Central Bank, ranking various times among the five best outlooks of the market, the “Top-Five”,

This page is an integral part of the Minutes of the Shareholders’ Meeting of Oi S.A., held on April 28, 2016, at 11:00 a.m.

for the variables related to inflation, interest, and exchange rate. Best exchange rate forecast of the Brazilian Central Bank – Spetember, 2008.
Seventh best AE Projeções – Top 10 Geral 2006 – Awarded in April, 2007

1996 - 2006	Manager of the Technical Department – Banco PEBB. Macro- and Microeconomic analysis. Fundamental Corporate analysis including multiple and discontinued cash flow. Management of own resources in fixed and variable income.

1994 - 1995	Research Director, Capital Markets - Banco Gulfinvest.

1991 - 1994	Manager of the Economic and Research Department – Banco Nacional. Micro- and Macroeconomic analysis. Development of scenarios. Participation and Development of exposes of various assets and liabilities for the Assets and Liabilities Management Committee. Management of the GAPs in the structure of assets and liabilities of the Bank and the Treasury, Administration of Third-Party Resources, Investment Funds and Portfolios of related companies. Responsible for the guidance and formulation of daily strategies during meetings before market.

1990 - 1991	Senior Financial Analyst – Technical Department – Banco Bozano Simonsen. Formation of the winning consortium of the first Brazilian privatization - Usiminas.

1989 - 1990	Engineer – Department of Finance and Strategic Planning - Light

1981 - 1989	Engineer – Department of Distribution, Operation, and Commerce
Technical Department of Vale do Paraíba, Customer Service Department of Alta Tensão.
1981	Engineer – Project HVDC – Continuous Current Transmission – Itaipu power plant – Promon Engenharia – Promon Consortium Project – Asea interacting with Furnas in the construction of CC converter station, which transmit the power generated at the Itaipu power plant.

Experiences	Participant of the weekly Position Management Meetings of the Bank – GAPs – Management of Assets and Liabilities. Manager of the daily macro- and microeconomic corporate analysis meetings – Energy, telecommunications, oil, and consumption sectors.
Portfolio management, GAPs, Financial, Treasury, and Derivatives Management.
Macroeconomic, microeconomic, price index analysis. Political analysis.

Articles 2009 - 2010	Colocando a Casa de Colombo em pé. Hipoteca: um derivativo escondido e explosivo!

2012 - 2015	Demanda Derivada Energia Elétrica- Elasticidades Renda I Preço de.: C. e Longo Prazo A falácia elos investimentos na geração e transmissão de energia elétrica:
Um mar de Inconstitucionalidades, desde a Lc1 Federal 8987 até MPV-579;
O valor novo de reposição dos ativos- VNR.
Criação microeconômica de reguladores, engenheiros e advogados financeiros; Carta Aberta- A sabedoria emana de Deus; Irregularidades no processo Eletrobrás: Impactos da MPV-579 e como cheguei ao conselho fiscal da

This page is an integral part of the Minutes of the Shareholders’ Meeting of Oi S.A., held on April 28, 2016, at 11:00 a.m.

Eletrobrás Reclamação do conselheiro Fiscal- Prorrogação das Concessões M P579/20 12 -: Meu parecer, conclusão pagina 20 da Proposta da Administração
Dever de diligência e Pedido de Reunião conjunta CA, CF. Conflito de interesses- Necessidade de 4 pareceres independentes
Quem tem direito a Reversão: A CF manteve o conceito, é direito do Setor Público?
Falta de competitividade- Abertura dos Custos usando o ●Big-Mac● Reflexo no setor de energia - Avaliação de A ti vos.
Resumo dos Princípios, Carta Conforto
Depreciação Acumulada - Visão contábil diferenciada dos órgãos reguladores.
Tendo em vista discordar do critério de indenização definido pelo poder concedente
Opção prorrogação MP579- MEMORIAL- PAS n° 6635/2013.

25/09/1995	Telecomunicações e Democracia - Jornal O Globo. Received at the time a call from Roberto Campos and Delfim Neto praising the article.

11/2012	Eletrobrás alerta sobre prejuízos bilionários- (13/11) Valor Econômico. Crise
11/2012	elétrica aumenta percepção de risco estatal (20/11) Valor Econômico.
11/2012	Eletrobrás avalia os impactos da MP (16/11) Valor Econômico.
12/2012	Eletrobrás terá de reunir ativos por segmento (06/12) Valor Econômico.
05/2014	Previ mais outros acionistas vão a CVM contra Taurus (15/05) Valor Econômico.
02/2014	Investigação na Taurus gera conflito de acionistas (07/05) Valor Econômico.
05/2014	Taurus precisa de recursos, diz Estima. (08/05) Valor Econômico.
05/2015	Minoritário quer outra vaga no conselho da Eletrobrás. (26/05) Valor Econômico.

1999 - 2000	Book - Quantum 500- Os 500 mel hores Fundos de Investimento – Article commenting on the economy – Perspective on funds for 1999.

Partner	Argucia Capita l Gestão de Recursos Ltda. Minority owner with 0.9% of the capital outside management.

PERSONAL / PROFESSIONAL REFERENCES

Joaquim Levy- Officer of “BRAM Asset Management”- Ministry of Finance

Ricardo Simonsen – Officer of FGV-Projetos

Carlos I van Simonsen Leal – Chief Officer of the Fundação Getúlio Vargas

Afonso Arinos de Me l o Fra nco – CADE Director – Secretary of Economic Policy of the Ministry of Finance.

Mauricio Bahr- GDF SUEZ - Chairman of Tractebel Energia

Dorio Ferman - Banco Opportunity de Investimento S.A.

MANUEL JEREMIAS LEITE CALDAS

Rio de Janeiro. April 15, 2016.

[ILLEGIBLE]

This page is an integral part of the Minutes of the Shareholders’ Meeting of Oi S.A., held on April 28, 2016, at 11:00 a.m.

CURRICULUM VITAE

Marissa Rose Vegele Renaud

Brazilian, single, born on January 7, 1990

Address: Avenida Nossa Senhora de Copacabana. No. 750, Apt. 1108 – Copacabana – Rio de Janeiro/RJ

Phone: 21 97619-2363

Email: marissa.renaud@hotmail.com

Education

June, 2014 – Economics – Universiade Candido Mendes

Work Experience

May, 2015 – Present – Partner and Responsible for Risks, Compliance and Products at AGRUCIACAPITAL GESTÃO DE RECURSOS LTDA.

November, 2012 – April, 2015 – Financial Analyst - AGRUCIACAPITAL GESTÃO DE RECURSOS LTDA.

March. 2012 – November, 2012 – Operations and Processing Assistant – PROSPER SA CORRETORA DE VALORES E CAMBIO

August, 2010 – March, 2012 – Intern – PROSPER SA CORRETORA DE VALORES E CAMBIO

Expertise

•	IT

Windows, Word, Excel, Outlook, Internet.

•	Languages

English – Fluent – Resident of the USA from ages six to nine, attending elementary school grades one, two, and three of Sadler Elementary School.

Professional Certificates

•	PQO Certificate for BackOffice custody (Stock Exchange and BMF) – BM&FBOVESPA

This page is an integral part of the Minutes of the Shareholders’ Meeting of Oi S.A., held on April 28, 2016, at 11:00 a.m.

Vote Presented to the Chairman of the General Shareholders’ Meeting (“AGO”) of OI S.A. (the “Company”), Held on April 28, 2016, at 11:00 a.m.

1.	In relation to items 1, 2, 3, and 4 of the Agenda of the General Shareholders’ Meeting, the shareholders’ represented by the here undersigned record with the chairman their abstention from the referred to matters.

Rio de Janeiro, April 28, 2016

/s/ illegible

GUILHERME PANISSET BARRETO BERNARDES

OAB/RJ No. 183.455

This page is an integral part of the Minutes of the Shareholders’ Meeting of Oi S.A., held on April 28, 2016, at 11:00 a.m.